                                                                    EXHIBIT 23.6




                         [SALOMON BROTHERS LETTERHEAD]





New York, New York
August 22,1996



                        CONSENT OF SALOMON BROTHERS INC

         We hereby consent to the use of our name and to the description of our opinion letter dated the date of the Joint Proxy Statement/Prospectus referred to below, under the caption "The Merger and Related Transactions - Opinion of Financial Advisors" in, and to the inclusion of such opinion letter as Appendix C to, the Joint Proxy Statement/Prospectus of Keystone Consolidated Industries, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 33-0917) of Keystone Consolidated Industries, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           SALOMON BROTHERS INC

                                           By /s/ [ILLEGIBLE]
                                             -------------------------
                                              Managing Director